Exhibit 3.2
BYLAWS
OF
ROCKVILLE FINANCIAL NEW, INC.
Adopted as of September 16, 2010

TABLE OF CONTENTS

ARTICLE I — OFFICE

ARTICLE II — SHAREHOLDERS

Section 1. Place of Meetings
Section 2. Annual Meeting
Section 3. Special Meetings
Section 4. Conduct of Meetings
Section 5. Notice of Meetings
Section 6. Fixing of Record Date
Section 7. Voting Requirements
Section 8. Voting Lists
Section 9. Quorum
Section 10. Proxies
Section 11. Voting of Shares in the Name of Two or More Persons
Section 12. Voting of Shares by Certain Holders
Section 13. No Cumulative Voting
Section 14. Inspectors of Election
Section 15. New Business

ARTICLE III — BOARD OF DIRECTORS

Section 1. General Powers
Section 2. Number and Election
Section 3. Regular Meetings
Section 4. Qualification
Section 5. Special Meetings
Section 6. Quorum
Section 7. Manner of Acting
Section 8. Action Without a Meeting
Section 9. Resignation
Section 10. Vacancies
Section 11. Compensation
Section 12. Presumption of Assent
Section 13. Removal of Directors

ARTICLE IV — COMMITTEES

Section 1. Appointment
Section 2. Audit Committee
Section 3. Nominating Committee
Section 4. Human Resources Committee
Section 5. Other Committees
Section 6. Quorum

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ARTICLE V — OFFICERS

Section 1. Positions
Section 2. Chairman of the Board
Section 3. President
Section 4. Other Officers
Section 5. Appointment and Term of Office
Section 6. Removal
Section 7. Vacancies
Section 8. Remuneration

ARTICLE VI — CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts
Section 2. Loans
Section 3. Checks, Drafts, etc
Section 4. Deposits

ARTICLE VII — CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares
Section 2. Transfer of Shares

ARTICLE VIII — FISCAL YEAR

ARTICLE IX — DIVIDENDS

ARTICLE X — CORPORATE SEAL

ARTICLE XI — INDEMNIFICATION

ARTICLE XII — AMENDMENTS

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Bylaws of
Rockville Financial New, Inc.
(September 16, 2010)
ARTICLE I. OFFICE
     The home office of Rockville Financial New, Inc. (the “Corporation”) is in Rockville, Connecticut.
ARTICLE II. SHAREHOLDERS
     Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place as the Board of Directors may designate from time to time.
     Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held on such day and at such time and place as the Board of Directors may designate.
     Section 3. Special Meetings. Subject to the terms of the Certificate of Incorporation, Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary upon the written request of a majority of the Directors or the holders of not less than ten (10%) of all of the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Secretary of the Corporation. Business to be transacted at any special meeting shall be limited to the purpose or purposes stated in the notice to such meeting.
     Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with any requirements prescribed by applicable law or these Bylaws or adopted by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.
     Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders’ meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under the provisions of the Connecticut Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.
     Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
     Section 7. Voting Requirements. Except as may be otherwise specifically provided in these Bylaws, in the Certificate of Incorporation, or in the Connecticut Business Corporation Act, the Connecticut Banking Laws, or other applicable law, the affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting that are entitled to vote on the subject matter shall be the act of the shareholders.
     Section 8. Voting Lists. After fixing the record date for the meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder of record, the shareholder’s agent or attorney at any time during usual business hours beginning two (2) business days after the notice of the meeting is given for which the list was prepared and continuing through the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record, the shareholder’s agent or attorney during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
     Section 9. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the Certificate of Incorporation.

     Section 10. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact and filed with the Secretary of the Corporation, the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. A proxy shall be filed with the Secretary of the Corporation prior to the meeting to the extent required by Connecticut law. No proxy shall be valid more than eleven (11) months from the date of its execution unless a longer period is expressly provided in the appointment.
     Section 11. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.
     Section 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares outstanding in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is consigned in an appropriate order of the court or other public authority by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Section 13. No Cumulative Voting. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose, including, but not limited to, the election of Directors.
     Section 14. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspector’s determinations. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President. Each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the Corporation.

     Unless otherwise prescribed by law, the duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each share, the shares represented at the meeting, and the validity of proxies and ballots; counting and tabulating all votes or consents; and determining the result.
     Section 15. New Business. Any new business to be taken up at the annual meeting other than at the direction of the Board of Directors shall be stated in writing and filed with the Secretary of the Corporation at least thirty (30) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal other than at the direction of the Board of Directors shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors, and committees.
     Section 16. Director Nominations. Any nominations of Directors by shareholders of record shall be stated in writing and filed with the Secretary of the Corporation at least one hundred (100) days prior to any meeting of shareholders called for the election of directors; provided however, that if fewer than 100 days’ notice of the meeting is given to shareholders, such nomination shall be filed with the Secretary of the Corporation at least ten (10) business days following the earlier of (i) the date on which notice of such meeting was given to shareholders; or (ii) the date on which a public announcement of such meeting was first made. All nominations must comply with the Board of Directors’ nomination policy.
ARTICLE III. BOARD OF DIRECTORS
     Section 1. General Powers. The property, business and affairs of the Corporation shall be under the direction of its Board of Directors.
     Section 2. Number and Election. The Board of Directors shall consist of not fewer than eight (8) nor more than sixteen (16) members, with the number of Directors specified from time to time by resolution adopted by the Board of Directors, and shall be divided into four (4) classes as nearly equal in number as possible with each class consisting of no fewer than two (2) nor more than four (4) Directors. The initial Board of Directors shall consist of 13 persons. Thereafter, Directors shall be elected by the shareholders at the annual meeting of the shareholders. The members of each class shall be elected for a term of four (4) years and until their successors are elected and qualified, with the exception of Joseph F. Jeamel, Jr. who may be nominated and elected to serve until the 2013 annual meeting of shareholders and until his successor is duly elected and qualified. One class shall be elected by ballot annually.
     Section 3. Regular Meetings. A regular meeting of the Board of Directors for the appointment of officers and the transaction of any other business that may come before such meeting shall be held without other notice than this Bylaw following the annual meeting of shareholders. The Board of Directors shall meet regularly without notice at a time and place fixed by resolution of the Board of Directors. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     Section 4. Qualification. A Director need not be a resident of the State of Connecticut nor a shareholder of the Corporation, unless the Board of Directors adopts a policy including such rules. Any person under the age of twenty-five (25) is ineligible to be elected to the Board of Directors. No person aged seventy (70) years or more is eligible for election or re-election as a Director, with the exception of Joseph F. Jeamel, Jr. who may be nominated and elected to serve until the 2013 annual meeting of shareholders and until his successor is duly elected and qualified.
     Section 5. Special Meetings. Special Meetings of the Board of Directors may be held upon the call of the President or Chairman at any time; and the President or Chairman must, upon written request of any two Directors, stating the purpose thereof, call a Special Meeting to be held not less than seven (7) or more than fifty (50) days after the receipt of such request. Written notice of the date, time, place and general purpose of all Special Meetings of the Board of Directors shall be given to each Director in person or by mail to the residence or usual place of business of each Director at least five (5) days prior to the date of such meeting.
     Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
     Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by law or by these Bylaws.
     Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the Directors and delivered to the Corporation. Such consents shall be filed with the Secretary in the minute books of the Corporation.
     Section 9. Resignation. Any Director may resign at any time by sending a written notice of such resignation to the Board of Directors, the Chairman of the Board or the Corporation. Such resignation shall take effect when delivered unless the notice specifies a later effective date upon receipt by the Chairman of the Board or the President.
     Section 10. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors. A Director elected to fill a vacancy, including a vacancy resulting from an increase in the number of Directors, shall be elected to serve for a term expiring at the next annual meeting at which Directors are elected and which such Director’s successor shall have been elected and qualified.
     Section 11. Director Nominations. The independent members of the Board of Directors shall recommend to the full Board of Directors, by majority vote, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders. In making such recommendations, the independent Directors shall consider the recommendations of the Nominating Committee but may recommend Board nominees not recommended or considered by the Nominating Committee.
     The Board of Directors shall recommend to the shareholders Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and shall fill vacancies on the Board in between annual shareholder meetings from the candidates recommended by the independent Directors and in accordance with the foregoing procedure.
     Section 12. Compensation. The Board of Directors shall have authority to fix fees of Directors, including a reasonable allowance for expenses actually incurred in connection with their duties.
     Section 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken shall be entered in the minutes of the meeting; or (c) he or she shall file a written notice of such dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the Corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.
     Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any Director may be removed only for cause by a vote of the holders of not less than two-thirds (2/3) of the Board of Director and eighty percent (80%) of the shares then entitled to vote at an election of Directors.
ARTICLE IV. COMMITTEES
     Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members who serve at the pleasure of the Board of Directors. The Board shall act upon Committee member nominations presented to them by the President. The designation of any committee pursuant to this Section 1 and the delegation of authority shall not operate to relieve the Board of Directors, or any Director, of any responsibility imposed by law or regulation.
     Section 2. Audit Committee. The Board of Directors shall appoint an Audit Committee of not less than three (3) members, all of whom shall be independent. At least one (1) one member shall be a financial expert in accordance with applicable federal securities law and any applicable stock listing regulations, or disclosure must be made in accordance with applicable securities disclosure rules. Audit Committee members shall serve for one (1) year and until they are reappointed or others are appointed in their stead. The Audit Committee shall, annually, have an audit or examination of the books, records, accounts and affairs of the Corporation made by certified public accountants selected by the Audit Committee in accordance with the Connecticut

General Statutes and applicable federal securities laws. The Audit Committee shall have authority to determine what other or further audits or examinations of the Corporation or its affairs shall be made, the extent thereof and by whom the same shall be made and to arrange therefore.
     Section 3. Nominating Committee. A Nominating Committee of not less than three (3) Directors, all of whom shall be independent, shall be appointed annually by the Board of Directors to nominate persons for election and/or re-election in accordance with applicable federal securities laws and any applicable stock listing regulations. The Nominating Committee shall recommend to the independent members of the Board of Directors, Board nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders. The Nominating Committee shall operate pursuant to a Director Nominations Policy approved by the entire Board.
     Section 4. Human Resources Committee. A Human Resources Committee of not less than three (3) Directors, all of whom shall be independent as required by applicable federal securities law and any applicable stock listing regulations shall be established. The Human Resources Committee shall have authority with respect to certain compensation issues as required by law, as delegated by the Board of Directors, and/or as prescribed by the Committee’s Charter. The Human Resources Committee shall operate pursuant to a Charter approved by the Committee and the entire Board.
     Section 5. Other Committees. The Board of Directors may by resolution establish other committees composed of Directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.
     Section 6. Quorum. A majority of the members of any Committee shall constitute a quorum, and the vote of a majority of the members present at a meeting shall be the act of the Committee.
ARTICLE V. OFFICERS
     Section 1. Positions. The officers of the Corporation shall be a Chairman of the Board of Directors, if the Directors so determine, a President, one or more Vice Presidents, a Secretary, and a Treasurer or Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. The same person may not serve as both Chairman of the Board and President. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or other designation. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices. Except as otherwise provided herein, any two (2) or more offices may be held by the same person.

     Section 2. Chairman of the Board. It shall be the duty of the Chairman of the Board, if there be one, to preside, when present, at all meetings of the Board of Directors. The Chairman shall perform such duties and have such powers as may from time to time be prescribed by statutes or by these Bylaws, or by the Board of Directors. The Chairman of the Board of Directors may not serve as the Chief Executive Officer of the Corporation.
     Section 3. President. The President shall be the Chief Executive Officer of the Corporation and shall have the active management of the business, property and affairs of the Corporation, subject to the authority of the Board of Directors and subject to the provisions of the foregoing Section 2. If there be no Chairman of the Board of Directors, or in the absence of the Chairman, he or she may preside at meetings of the Board of Directors, or with his or her approval a chairman of the meeting may be appointed to preside. He or she shall perform such duties and have such powers as are incident to the office of the President and as may from time to time be prescribed by statute or by these Bylaws, or by the Board of Directors.
     Section 4. Other Officers. Other officers, if any, shall have such powers and perform such duties as are incident to the respective offices that they hold and as may from time to time be prescribed by statute or these Bylaws or by the Board of Directors or the President.
     Section 5. Appointment and Term of Office. The officers of the Corporation shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting, such appointment shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly appointed and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. Appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable regulations; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article V.
     Section 6. Removal. Any officer may be removed by the Board of Directors at any time with or without cause. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation.
     Section 7. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
     Section 8. Remuneration. The remuneration of the named executive officers shall be determined by, or at the direction of, the Board of Directors or the Human Resources Committee pursuant to policies developed by such bodies from time to time in compliance with applicable law, regulations and rules.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 1. Contracts. Except as otherwise prescribed by law or these Bylaws with respect to certificates for shares and subject always to the directions of the Board of Directors, the President may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.
     Section 2. Loans. Subject always to the specific directions of the Board of Directors, no loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless executed in its name by the President or such officer as may be designated by the President. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, etc. Subject always to the specific directions of the Board of Directors, all checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the President.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.
ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the [Connecticut Business Corporation Act], and shall be entered into the books of the Corporation and registered as they are issued. Any registered shareholder shall be entitled to a physical stock certificate upon written request to the transfer agent or registrar of the Corporation. In the case of certified shares, certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and permitted by law. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Corporation authorized by the Board of Directors, attested by the Chief Financial Officer, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the owner of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate, if such shares were represented by a certificate, for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     Section 2. Transfer of Shares. Subject to any applicable restrictions on transfer and ownership of securities, and unless otherwise provided by the Board of Directors, transfers of capital stock of the Corporation, if such stock is certificated, shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.
     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, the Corporation shall cancel the uncertificated shares and issue new equivalent uncertificated shares or certificated shares to the shareholder entitled thereto. Such transfers of stock shall be recorded on the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Any or all of the signatures required by this Section may be made by facsimile.
ARTICLE VIII. FISCAL YEAR
     The fiscal year of the Corporation shall end on the 31st day of December of each year.
ARTICLE IX. DIVIDENDS
     The Board of Directors may authorize and the Corporation may pay dividends and make distributions to shareholders to the extent permitted by law. Such dividends will be payable to shareholders of record at the close of business on the date determined by the Board of Directors provided that if the Board of Directors does not designate the record date for determining shareholders entitled to a distribution, it shall be the date the Board of Directors authorizes the distribution. Such distribution shall be paid on a named day not more than seventy (70) days thereafter, and the Directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the Directors of the Corporation. Dividends may be paid in cash, property, or shares of the Corporation.
ARTICLE X. CORPORATE SEAL
     The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Seal” and “Connecticut”.

ARTICLE XI. INDEMNIFICATION
     The Corporation shall indemnify and reimburse each current and former Director, officer or employee of this Corporation, or any other agent or person performing on behalf of the Corporation, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Corporation pursuant to this Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.
ARTICLE XII. AMENDMENTS
     These Bylaws may be amended by: (i) the approval of the amendment by a majority vote of the Board of Directors; or (ii) a majority vote of the votes cast by the shareholders of the Corporation at any meeting providing that an amendment by the shareholders to the provisions of Articles II, III or XII shall require a vote of not less than eighty percent (80%) of the outstanding capital stock of the Corporation. No Bylaws shall be amended or repealed unless written notice of such proposed action shall have been given with respect to the meeting at which such action shall be taken.
     The Undersigned hereby certifies that these Bylaws have been adopted by a majority or more of the Directors of Rockville Financial New, Inc. this 16th day of September, 2010

/s/ Judy Keppner Clark
Judy Keppner Clark, Secretary